EXHIBIT 99.1

Celestial Delights USA Corp. Changes name to Far East Wind Power Corp. and Announces Move into Wind Power Development Sector

PHOENIX, AZ – (MARKETWIRE – February 9, 2010) – Far East Wind Power Corp. (OTCBB: FEWP) (“Far East” or the “Company”) formerly Celestial Delights USA Corp. (OTCBB: CLDS) wishes to announce that effective immediately the company shall henceforth operate under the name FAR EAST WIND POWER CORP. which best reflects management's current strategic outlook and planning. The Company will trade on the NASD's Over-the-Counter Bulletin Board ("OTCBB") under the symbol FEWP.

Far East Wind Power Corp. aims to build a portfolio of wind power development projects located across China. The company is rapidly moving into the region’s most exciting energy growth markets with the intention of generating clean, profitable, renewable energy through the development of utility class wind farms.

Details of the company’s business and its agreements can be found as part of the Company’s continuous public disclosure as a reporting issuer under the Securities Exchange Act of 1934 filed with the Securities and Exchange Commission’s  (“SEC”) EDGAR database.

Notice Regarding Forward-Looking Statements This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the development, costs and results of new business opportunities. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new projects and development stage companies. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

ON BEHALF OF THE BOARD

 Far East Wind Power Corp.

 Marcus Laun, Director

Investor Information:
Great Northwest Investor Relations, Inc.
Phone: 1-866-513-2537
 Email:  info@fareastwind.com <mailto:info@fareastwind.com>

Source: Far East Wind Power Corp.